Exhibit 10.1

EXECUTION VERSION

CONFIDENTIAL

PURCHASE AND SALE AGREEMENT

by and between

FTX VENTURES LTD.

and

DAVE INC.

Dated as of January 4, 2024

This PURCHASE AND SALE AGREEMENT (including the Exhibits and Schedules hereto, each as amended or restated from time to time, this “Agreement”), dated as of January 4, 2024, is made by and between FTX Ventures Ltd., a BVI Business Company (“Seller”), and Dave Inc., a Delaware corporation (“Purchaser”). The signatories to this Agreement are collectively referred to as the “Parties” and individually as a “Party”.

Recitals

WHEREAS, on November 11, 2022 and November 14, 2022, Seller and certain of its Affiliates (collectively, the “Debtors”) commenced voluntary proceedings under Chapter 11 of Title 11 of the United States Code (11 U.S.C. §§ 101, et seq., as amended, the “Bankruptcy Code”) by filing petitions for relief in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), which cases are being jointly administered for procedural purposes as In re FTX Trading Ltd., et al. (Case No. 22-11068 (JTD)) (the “Bankruptcy Proceeding”);

WHEREAS, Seller is the holder of $100,000,000 in original principal amount of the promissory note set forth on Schedule A (the “Note”) issued by Purchaser, as set forth on Schedule A, and desires to (a) sell, assign and transfer to Purchaser the Note pursuant to section 363 of the Bankruptcy Code and (b) be discharged from all obligations (monetary or otherwise), covenants and agreements under the Note, in each case in accordance with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, all upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the board of directors or other applicable governing body of Seller has determined that it is advisable and in the best interests of Seller’s estate and the beneficiaries of such estate to consummate the Transactions pursuant to the Sale Order and has approved this Agreement;

WHEREAS, Seller intends to seek the entry of the Sale Order by the Bankruptcy Court approving this Agreement and authorizing Seller to consummate the Transactions upon the terms and subject to the conditions set forth herein and in the Sale Order;

WHEREAS, Purchaser desires to repurchase the entire Outstanding Principal Balance (as defined in the Note) of the Note from Seller pursuant to section 363 of the Bankruptcy Code and the terms set forth therein; and

WHEREAS, the Parties acknowledge and agree that the Transactions are being made at arm’s length and in good faith and without intent to hinder, delay or defraud creditors of Seller or its Affiliates and Seller acknowledges that the consideration to be paid is fair value and reasonably equivalent value for the acquisitions by Purchaser.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

PURCHASE AND SALE OF NOTE

1.1    Purchase and Sale of Note. Pursuant to sections 105 and 363 of the Bankruptcy Code and upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 6.5(a) of the Note Purchase Agreement, at the Settlement, Seller agrees to sell, assign, convey, transfer and deliver to Purchaser, and Purchaser agrees to purchase and accept from Seller, all of Seller’s right, title and interest in, to and under the Note for an amount in cash equal to the Aggregate Purchase Price, which purchase shall be free and clear of any Liens other than Permitted Encumbrances. At the Settlement, the Seller and Purchaser’s obligations in connection with the Note, including under the Convertible Note Purchase Agreement dated as of March 21, 2022, shall be terminated in full, and any Claim in connection therewith shall be waived.

1.2    Purchase Price.

(a)    The aggregate purchase price (the “Aggregate Purchase Price”) for the Note shall be the sum of (i) $71,000,000 in cash, which shall, provided that the requirements of Section 1.4(f) are satisfied, be payable without any withholding or deduction (the “Closing Payment Amount”) plus (ii) in accordance with the terms and subject to the conditions set forth in Section 1.2(b), the Additional Payment Amount.

(b)    Within three (3) business days following the Change of Control Effective Date, but solely to the extent the Purchaser entered into definitive documentation for a Change of Control during the Make-Whole Period, Purchaser shall pay to Seller an amount equal to the Additional Payment Amount, which shall be payable by wire transfer of immediately available funds to the account(s) designated by Seller.

1.3    Closing. The closing of the sale and purchase of the Note (the “Closing”) will take place at 9:00 a.m., Eastern Time, at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004 or remotely via electronic exchange of documents and signatures on the day that is the second (2nd) Business Day following the date on which all of the conditions to settlement specified in Article 5 are satisfied or waived, or at such other time as Purchaser and Seller shall agree in writing (the “Closing Date”).

1.4    Deliveries at Closing. At the Closing, upon satisfaction or waiver of the conditions set forth in Article 5 hereof:

(a)    Purchaser shall pay the Closing Payment Amount to Seller in accordance with Section 1.2 by wire transfer of immediately available funds pursuant to the instructions delivered by Seller to Purchaser prior to the Closing Date;

(b)    Each of Seller and Purchaser shall deliver to the other Party a duly executed cross receipt for the Note and the Closing Payment Amount;

(c)    Purchaser shall deliver to the Seller a counterpart to the Transfer Documents, if any, duly executed by Purchaser or its applicable Affiliates party thereto;

(d)    Seller shall surrender the Note to the Purchaser;

(e)    Seller shall deliver to Purchaser a counterpart to the Transfer Documents, if any, duly executed by Seller or its applicable Affiliates party thereto;

(f)    Seller shall deliver to Purchaser a duly completed IRS Form W-9; and

(g)    each of Seller and Purchaser shall deliver to the other Party each of the other documents and instruments required to be delivered pursuant to the terms of this Agreement or any Transfer Documents.

1.5    Additional Payment. As soon as reasonably practicable following the Change of Control Effective Date, but solely to the extent definitive documentation for a Change of Control was entered into by the parties to such Change of Control transaction within the Make-Whole Period, Purchaser shall deliver to Seller a written notice setting forth the Change of Control Effective Date, along with reasonable supporting detail describing the events associated with the Additional Payment Date and any documentation used in the preparation of such notice. The Additional Payment shall, to the extent permitted by applicable Law, be treated by the Parties for Tax purposes as adjustments to the purchase price.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1    Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser that:

(a)    Authorization. Seller is a business company duly incorporated with registration no. 2089169 and validly existing in good standing (to the extent such concept is applicable) under the laws of the British Virgin Islands. Subject to entry of the Sale Order and any other Order entered by the Bankruptcy Court applicable to the Transactions, Seller has the requisite power and authority to enter into, execute and deliver this Agreement and the Transfer Documents to which Seller is a party and to perform all of the obligations to be performed by it hereunder and thereunder. Subject to entry of the Sale Order and any other Order entered by the Bankruptcy Court applicable to the Transactions, this Agreement and the Transfer Documents to which it is a party have been or, when executed, will be duly authorized, executed and delivered by it, and constitute or, when executed, will constitute a valid and binding obligation of Seller, enforceable against it in accordance with its terms.

(b)    Title to Note. Upon the Seller’s delivery of the Note to the Purchaser pursuant to the Settlement, the Purchaser will acquire good, marketable and unencumbered title to such Note, free and clear of all Liens.

(c)    No Conflicts. Subject to entry of the Sale Order and any other Order entered by the Bankruptcy Court applicable to the Transactions, the execution and delivery of this Agreement and the Transfer Documents to which Seller is a party and the performance or consummation of the Transactions by Seller do not conflict with, result in a breach or violation of, or result in the creation of a Lien on the Note owned by Seller under the terms or provisions of

(i) its organizational documents or memorandum and articles of association (as applicable), (ii) any contract, or (iii) any statute or any Order, rule or regulation of any Governmental Entity having jurisdiction over it or its property, except, in the case of either clause (ii) or (iii), for such conflicts, violations, defaults and accelerations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)    Certain Conduct. Seller has not (i) sold, assigned, transferred, delivered or otherwise disposed of all or any portion of the Note held by Seller, (ii) converted, exchanged or redeemed all or any portion of the Note, or (iii) agreed to do any of the foregoing.

(e)    Broker’s Fee; No Public Offering. No Person acting on behalf of Seller or under the authority of Seller shall be entitled to any broker’s, finder’s, or similar fee or commission in connection with the Transactions, other than the financial advisors retained by Seller in the Bankruptcy Proceeding.

(f)    Adequate Information; No Reliance; No Pressure. The Seller acknowledges and agrees that (i) it has had the opportunity to access all materials, if any, it considers relevant to making an investment decision to enter into the Agreement and has had the opportunity to review (and has carefully reviewed) (A) the Purchaser’s filings and submissions with the Securities and Exchange Commission, including, without limitation, all information filed or furnished pursuant to the Securities Exchange Act of 1934, as amended (collectively, the “Public Filings”) and (B) this Agreement (including the exhibits thereto) (collectively, the “Materials”), (ii) it has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Agreement and to make an informed decision with respect to the Agreement, (iii) it is experienced, sophisticated and knowledgeable in the trading of securities and is able to fend for itself in the Agreement, (iv) it is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Purchaser or any of its affiliates or any representatives or any other entity or person, except for the representations and warranties made by the Purchaser in this Agreement, (v) it had a sufficient amount of time to consider whether to participate in the Agreement and that the Purchaser has not placed any pressure on it to respond to the opportunity to participate in the Agreement and (vi) the terms of the Agreement are the result of bilateral negotiations between the parties, and the Seller was given a meaningful opportunity to negotiate the terms of the Agreement.

(g)    Material Non-Public Information. The Seller acknowledges that the Released Parties (as defined below) may be in possession of material non-public information regarding the Purchaser and its subsidiaries and the Note, and the Seller acknowledges such non-disclosure. The Seller acknowledges that such information may impact the value of the investment and may be material to its decision whether to enter into the investment, and such information may be adverse to the Seller. The Seller understands, based on its experience, the disadvantage to which the Seller is subject due to the disparity of information between the Released Parties and the Seller. Notwithstanding such disparity, the Seller has deemed it appropriate to enter into this Agreement and to consummate the sale of the Note.

(h)    Further Action. The Seller agrees that the Seller shall promptly execute and deliver such further agreements and instruments and take such further actions, as the Purchaser may reasonably request in order to carry out the purposes and intent of this Agreement.

(i)    No Other Representations or Warranties. Except for the representations and warranties contained in this Section 2.1, neither Seller nor any other Person (other than Purchaser) has made any other express or implied representation or warranty with respect to, or otherwise in connection with, the Note, Seller, Purchaser or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement or the Transactions, and Seller disclaims any other representations or warranties, whether made by Seller, any Affiliate of Seller or any of Seller’s or its Affiliates’ respective representatives.

2.2    Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller that:

(a)    Authorization. Purchaser is an entity duly organized and validly existing in good standing under the laws of its jurisdiction of organization. Purchaser has the requisite power and authority to enter into, execute and deliver this Agreement and the Transfer Documents and to perform all of the obligations to be performed by it hereunder and thereunder. This Agreement and the Transfer Documents to which Purchaser is a party have been or, when executed, will be duly authorized, executed and delivered by Purchaser, and constitute or when executed, will constitute a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other Laws of general application affecting enforcement of creditors’ rights generally. To the Purchaser’s knowledge, no Change of Control has occurred since the date the Note was issued.

(b)    No Conflicts. The execution and delivery of this Agreement and the Transfer Documents to which Purchaser is a party and the performance or consummation of the Transactions by Purchaser do not (i) conflict with or result in a breach or violation of the terms or provisions of its organizational documents, (ii) result in the breach or violation of any of the terms or provisions of, or constitute a default under, or accelerate the performance required by the terms of any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which Purchaser is a party or by which Purchaser is bound, or (iii) conflict with or result in a breach or violation of the terms or provisions of any statute or any Order, rule or regulation of any Governmental Entity having jurisdiction over Purchaser or its property, except (x) in each case, to the extent that such conflicts, violations, defaults or accelerations would not, individually or in the aggregate, materially hinder, delay or impair the performance of its obligations under this Agreement and the Transfer Documents and (y) in the case of clause (ii) or (iii), for such conflicts, violations, defaults and accelerations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution and delivery by Purchaser of this Agreement and the Transfer Documents to which it is a party and the performance by Purchaser of its obligations hereunder and thereunder will not require any registration, filing (other than as may be required by the Securities Exchange Act of 1934), consent or approval under any Law, rule, regulation, judgment, order, writ, decree, permit or license, or any consent or approval of any other party to Purchaser’s constituent documents, or any other contract, agreement, instrument, commitment or restriction binding upon Purchaser, except for the Sale Order.

(c)    Broker’s Fee. No Person acting on behalf of Purchaser or under the authority of Purchaser shall be entitled to any broker’s, finder’s, or similar fee or commission in connection with the Transactions.

(d)    No Resale. Purchaser’s purchase of the Note is for its own account and not with a view to the distribution or resale thereof, except in compliance with the Securities Act of 1933, as amended, and applicable state securities laws.

(e)    [Reserved.]

(f)    Solvency.

(i)    Purchaser is not entering into this Agreement or the Transactions with the intent to hinder, delay or defraud either present or future creditors of Purchaser.

(ii)    After giving effect to the Transactions, at and immediately after the Closing Date, Purchaser (A) will be solvent (in that both the fair value of its assets will not be less than the sum of its debts and that the present fair saleable value of its assets will not be less than the amount required to pay its probable liability on its existing debts as they mature or become due), (B) will have adequate capital and liquidity with which to engage in its businesses and (C) will not have incurred and does not plan to incur debts beyond its ability to pay as they mature or become due.

(g)    No Other Representations or Warranties.

(i)    Except for the representations and warranties contained in this Section 2.2, Purchaser has not made any other express or implied representation or warranty with respect to, or otherwise in connection with, the Note, Purchaser, Seller or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement or the Transactions, and Purchaser disclaims any other representations or warranties, whether made by Purchaser, any Affiliate of Purchaser or any of Purchaser’s or its Affiliates’ respective representatives.

(ii)    Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 2.1, (A) neither Seller nor any other Person has made any express or implied representation or warranty with respect to, or otherwise in connection with, the Transactions or with respect to the accuracy or completeness of any other information provided, or made available, to Purchaser in connection with the Transactions and Purchaser has not relied on any representation or warranty other than those expressly set forth in Section 2.1, (B) Purchaser has not executed or authorized the execution of this Agreement or entered into the Transactions in reliance upon, and hereby specifically disclaims reliance upon, any promise, statement, projection, forecast, representation or warranty whatsoever made or omitted to be made to Purchaser or any of its Affiliates, or any of its or their respective representatives, including any such promise, statement, projection, forecast, representation or warranty as to the condition, value, quality or prospects of the Purchaser, or its assets or liabilities, and (C) the Note is being transferred “as is”, “where is” and “with all faults”. Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 2.1, Seller, on behalf of itself and its subsidiaries and Affiliates (x) expressly disclaims and negates any representation or warranty, expressed or implied, at common law, by statute or otherwise, with respect to the business, operations, assets, liabilities, conditions

(financial or otherwise) and prospects of the Purchaser or with respect to the Note (including any express or implied warranty of merchantability or fitness for a particular purpose) and (y) disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to Purchaser or its Affiliates or its or their respective representatives (including any opinion, information, projection or advice that may have been or may be provided to Purchaser by any representative of Seller or any of its Affiliates). Purchaser acknowledges and agrees that Seller has not made any representations or warranties to Purchaser regarding the probable success or profitability of the Purchaser.

(iii)    Purchaser acknowledges and agrees that the enforceability of this Agreement against Seller is subject to entry of the Sale Order and any other Order entered into by the Bankruptcy Court applicable to the Transactions.

ARTICLE 3

COVENANTS

3.1    Tax Matters. Seller and Purchaser shall cooperate with each other in good faith in connection with Taxes with respect to the Transactions, using commercially reasonable efforts to obtain any certificate or other document from any Governmental Entity as may be necessary to mitigate, reduce or eliminate any withholding or deduction in respect of any Tax that could be imposed with respect to the Transactions. Purchaser shall not deduct and withhold from any amounts payable to Seller unless required by applicable Law. If the Purchaser reasonably believes that it is required to deduct and withhold from any amounts payable to Seller under applicable Law, the Purchaser shall notify the Seller at least ten (10) Business Days before any such payment subject to withholding (or, if not reasonably practicable to give such notice at least ten (10) Business Days before payment, as soon as reasonably practicable).

3.2    Confidentiality. Each of Seller and Purchaser acknowledges that the Confidentiality Agreement remains in full force and effect in accordance with its terms, which terms are incorporated herein by reference, and agrees to be bound thereby in the same manner and to the same extent as if the terms had been set forth herein in full except that Seller shall be permitted to disclose the terms of this Agreement. For the avoidance of doubt, Seller is expressly permitted to disclose this Agreement, any Transfer Documents and, in each case, any exhibits and schedules thereto with the Bankruptcy Court as necessary or advisable in connection with the Transactions. For the avoidance of doubt, the Purchaser may disclose the terms and existence of this Agreement as may be required by law, including under the Securities Exchange Act of 1934 and any reports filed with the Securities and Exchange Commission, or any other filings, reports or disclosures that are required under applicable laws or regulations.

3.3    Due Diligence Cooperation. Until the earlier of (a) the Closing Date and (b) the consummation of an Alternative Transaction, the Purchaser shall, upon reasonable notice from Seller, use commercially reasonable efforts in good faith to respond to diligence requests from Seller and potential purchasers in an Alternative Transaction, including by answering reasonable due diligence information requests making management of the Purchaser reasonably available for

Zoom meetings and, in the event that Seller seeks to enter into an Alternative Transaction with a purchase price for the Note of greater than $71,000,000.00 with a buyer that is acceptable to Purchaser (in its reasonable discretion), consent to such Alternative Transaction pursuant to Section 6.5 of the Note Purchase Agreement. In order to receive confidential information about the Purchaser (the “Confidential Purchaser Information”), (i) other potential purchasers shall have executed a confidentiality agreement with the Purchaser (as negotiated by the potential purchaser in each case and the Purchaser in good faith), and (ii) any potential purchaser proposal must reasonably be expected to lead to an Alternative Transaction with the Seller with a purchase price for the Note of greater than $71,000,000.00. Confidential Purchaser Information may include, if requested by such prospective potential purchaser, a projection model provided by the Purchaser to Seller dated December 9, 2023, and reasonable access by the potential purchaser to management for diligence calls in the ordinary course of an Alternative Transaction. Purchaser may, in its reasonable discretion, decline to negotiate a confidentiality agreement with any potential purchaser based on Purchaser’s good faith determination that the provision of Confidential Purchaser Information with that potential purchaser would negatively impact the Purchaser.

ARTICLE 4

BANKRUPTCY MATTERS

4.1    Bankruptcy Court Filings.

(a)    As promptly as possible, but in no event later than January 4, 2024, Seller or its applicable Debtor Affiliates shall (i) file with the Bankruptcy Court one or more motions, along with the proposed Sale Order, which Sale Order shall be in form and substance acceptable to the Purchaser, (A) seeking approval of the sale of the Note to Purchaser and (B) fixing the time, date and location of the hearing to approve the consummation of the Transactions (the “Sale Hearing”); (ii) notify, as required by the Bankruptcy Code and the Bankruptcy Rules, all parties entitled to notice of such motions and orders, as modified by orders in respect of notice which may be issued at any time and from time to time by the Bankruptcy Court, and such additional parties as such Purchaser may reasonably request; and (iii) use commercially reasonable efforts to obtain Bankruptcy Court approval of the Sale Order.

(b)    Each Party shall (i) appear in the Bankruptcy Court if reasonably requested by the other Party or required by the Bankruptcy Court in connection with the Transactions and (ii) keep the other Party reasonably apprised of the status of material matters related to this Agreement, including, upon reasonable request promptly furnishing the other Party with copies of notices or other communications received from the Bankruptcy Court or any other Person with respect to the Transactions.

(c)    The Parties shall provide all copies of pleadings that any of them intends to file with the Bankruptcy Court in connection with, or which might reasonably affect the Bankruptcy Court’s approval of, the Sale Order prior to the filing of such pleadings. Seller shall promptly provide Purchaser and its outside legal counsel with copies of all notices, filings and orders of the Bankruptcy Court that Seller has in its possession (or receives) pertaining to the Sale Order, or related to any of the Transactions, but only to the extent such papers are not publicly available on the docket of the Bankruptcy Court or otherwise made available to Purchaser and its outside legal counsel. Seller shall not seek any modification to the Sale Order with respect to the Transactions by the Bankruptcy Court or any other Governmental Entity of competent jurisdiction to which a decision relating to the Bankruptcy Proceeding has been appealed, in each case, without the prior written consent of Purchaser (not to be unreasonably withheld, conditioned or delayed).

(d)    If any order of the Bankruptcy Court relating to this Agreement shall be appealed by any Person (or a petition for certiorari or motion for rehearing, re-argument or stay shall be filed with respect thereto), Seller agrees to, and agrees to cause its Debtor Affiliates to, use their commercially reasonable efforts, to defend against such appeal, petition or motion, and Purchaser agrees to cooperate reasonably in such efforts. Each Party hereby agrees to use its commercially reasonable efforts to obtain an expedited resolution of such appeal.

4.2    Alternative Transaction. Consummation of the Transactions are subject to approval by the Bankruptcy Court and the consideration by the Debtor Affiliates and the Bankruptcy Court of higher or better competing bids. From and after the date hereof until three (3) days before the Sale Hearing, as such date may be modified or extended (the “Sale Process Date”), Seller and its Debtor Affiliates shall be permitted to cause their respective representatives and Debtor Affiliates to (i) initiate contact with, or solicit or encourage submission of any inquiries, proposals or offers by, any Person (in addition to Purchaser and its Affiliates, agents and representatives) with respect to an Alternative Transaction, (ii) respond to any inquiries or offers to purchase all or any part of the Note, and (iii) perform any and all other acts related thereto which are required or permitted under the Bankruptcy Code, any Order entered by the Bankruptcy Court applicable to the Transactions or other applicable Law, including supplying information relating to the Note to prospective purchasers.

4.3    Sale Order.

(a)    Subject to Section 4.2 and Section 7.7, each of Seller and Purchaser shall take all actions as may be reasonably necessary to cause the Sale Order to be issued, entered and become a Final Order, including furnishing affidavits, declarations or other documents or information for filing with the Bankruptcy Court. Purchaser agrees that it will promptly take such actions as are reasonably requested by Seller to assist in obtaining entry of the Sale Order, including furnishing affidavits or other documents or information for filing with the Bankruptcy Court for the purposes, among others, of providing necessary assurances of performance by Purchaser under this Agreement and demonstrating that Purchaser is a “good faith” buyer under section 363(m) of the Bankruptcy Code.

(b)    The Sale Order shall, among other things, (i) approve, pursuant to sections 105 and 363 of the Bankruptcy Code, (A) the execution, delivery and performance by the Seller of this Agreement, (B) the sale of the Note to Purchaser on the terms set forth herein and free and clear of all Liens (other than Permitted Encumbrances), and (C) the performance by Seller of its obligations under this Agreement, (ii) find that (A) Purchaser is a “good faith” buyer within the meaning of section 363(m) of the Bankruptcy Code and (B) Purchaser is not a successor to Seller and (iii) grant Purchaser the protections of section 363(m) of the Bankruptcy Code.

(c)    After entry of the Sale Order, Seller shall not take any action which is intended to, or fail to take any action the intent of which failure to act is to, result in the reversal, voiding, modification or staying the Sale Order unless the Purchaser specifically consents to such action in writing.

ARTICLE 5

CONDITIONS TO SETTLEMENT

5.1    Mutual Conditions. The respective obligations of Seller and Purchaser to effect the Closing are subject to the Bankruptcy Court having entered the Sale Order on or prior to the Closing Date.

5.2    Conditions to the Obligation of Purchaser. The obligation of Purchaser to effect the Closing is subject to the satisfaction or waiver by Purchaser of the following additional conditions on or prior to the Closing Date:

(a)    The representations and warranties of Seller contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of any such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(b)    Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date.

5.3    Conditions to the Obligation of Seller. The obligation of Seller to effect the Closing is subject to the satisfaction or waiver by Seller of the following additional conditions on or prior to the Closing Date:

(a)    The representations and warranties of Purchaser contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and

(b)    Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date.

ARTICLE 6

TERMINATION

6.1    Grounds for Termination. This Agreement may be terminated at any time:

(a)    by mutual agreement of Seller and Purchaser;

(b)    by either Seller or Purchaser if the Closing has not occurred by March 15, 2024 (the “Termination Date”); provided, that the right to terminate this Agreement pursuant to this Section 6.1(b) shall not be available to a Party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Closing to have occurred on or prior to the Termination Date;

(c)    by either Seller or Purchaser, if there is in effect a Final Order of a Governmental Entity of competent jurisdiction, enjoining or otherwise prohibiting the consummation of the Transactions (it being agreed that the Parties will promptly appeal any adverse determination which is not non-appealable and pursue such appeal in accordance with their respective obligations under this Agreement unless and until this Agreement is terminated pursuant to this Section 6.1); provided, that, no termination may be made by a Party under this Section 6.1(c) if the issuance of such Final Order was primarily caused by such Party with respect to, or action or inaction of such Party in violation of, any obligation or condition of this Agreement;

(d)    by Seller if Purchaser shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, or any of its representations and warranties shall have become untrue after the date hereof, which breach or failure to perform or be true (i) would give rise to the failure of a condition set forth in Section 5.1 or Section 5.3 and (ii) is not curable or, if curable, is not cured within the earlier of (A) five (5) days after written notice thereof is given by Seller to Purchaser and (B) the Termination Date; provided, that Seller shall not have the right to terminate this Agreement pursuant to this Section 6.1(d) if Seller is then in material breach of any of its representations, warranties, covenants or other agreements hereunder and such material breach would give rise to the failure of a condition set forth in Section 5.1 or Section 5.2;

(e)    by Purchaser if Seller shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, or any of its representations and warranties shall have become untrue after the date hereof, which breach or failure to perform or be true (i) would give rise to the failure of a condition set forth in Section 5.1 or Section 5.2, and (ii) is not curable or, if curable, is not cured within the earlier of (A) five (5) days after written notice thereof is given by Purchaser to Seller and (B) the Termination Date; provided, that Purchaser shall not have the right to terminate this Agreement pursuant to this Section 6.1(e) if Purchaser is then in material breach of any of its representations, warranties, covenants or other agreements hereunder and such material breach would give rise to the failure of a condition set forth in Section 5.1 or Section 5.3;

(f)    automatically, if Seller enters into a definitive agreement with a third party with respect to an Alternative Transaction and the Bankruptcy Court enters an Order approving such Alternative Transaction; or

(g)    by Seller, if Seller or the board of directors (or similar governing body) of Seller determines that proceeding with the Transactions or failing to terminate this Agreement could be inconsistent with its or such Person’s or body’s fiduciary duties.

6.2    Effect of Termination. If this Agreement is terminated as permitted by Section 6.1:

(a)    no Party shall have any liability or further obligation to any other Party pursuant to this Agreement; provided, however, that (i) the agreements of Seller and Purchaser set forth in Section 3.2 (Confidentiality) and Section 7.5 (Expenses) shall survive such termination and (ii) no such termination shall relieve a Party of any liability or damages to the other Party resulting from any knowing and intentional material breach of this Agreement;

(b)    Purchaser shall return to Seller all documents, work papers and other material of Seller relating to the Transactions, whether obtained before or after the execution hereof or certify that such documents have been destroyed; and

(c)    the provisions of the Confidentiality Agreement will continue in full force and effect.

ARTICLE 7

OTHER MATTERS

7.1    Waiver, Amendment. Any provision of this Agreement may be amended or waived, but only if the amendment or waiver is in writing and signed, in the case of an amendment, by each Party or, in the case of a waiver, by the Party that would have benefited by the provision had it not been waived.

7.2    Remedies. No failure to exercise, and no delay in exercising, any right, remedy, power or privilege under this Agreement by a Party will operate as a waiver of such right, remedy, power or privilege, nor will any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege.

7.3    No Survival of Representations and Warranties or Covenants. No representations or warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive beyond the Closing Date, except for covenants and agreements that by their terms are to be satisfied after the Closing Date, which covenants and agreements shall survive until satisfied in accordance with their terms. Following the Settlement, in no event shall Seller or Purchaser have any recourse against the other or the Purchaser Parties or Seller Parties, respectively with respect to any representation, warranty, covenant or agreement made by Seller or Purchaser, as applicable, in this Agreement or in any other document contemplated hereby, or in any certificate delivered hereunder or thereunder, except with respect to claims for breaches of covenants and agreements that by their terms are to be satisfied after the Closing Date.

7.4    Mutual Release. From and after the Settlement, upon the terms and subject to the conditions set forth herein:

(a) Seller, on behalf of itself and the Seller Parties, hereby expressly, unconditionally and irrevocably waives, discharges, settles, acquits, compromises and releases any and all Claims the Seller Parties (or any entity for which Seller is acting as a duly authorized fiduciary) has, had, may have had or may have against any Purchaser Party as of the Closing, other than Claims arising under this Agreement; provided further, that this Section 7.4(a) shall be subject to and effective upon the occurrence of the Closing.

(b) Purchaser, on behalf of itself and the Purchaser Parties, hereby expressly, unconditionally and irrevocably waives, discharges, settles, acquits, compromises and releases any and all Claims the Purchaser Parties (or any entity for which Purchaser is acting as a duly authorized fiduciary) has, had, may have had or may have against any Seller Party as of the Closing, other than Claims arising under this Agreement; provided, however, that this Section 7.4(b) shall be subject to and effective upon the occurrence of the Closing.

(c) Seller and Purchaser expressly waive and relinquish any and all provisions, rights, and benefits conferred by California Civil Code § 1542 or any similar law of any state or territory of the United States or any principle of common law that is similar, comparable or equivalent to California Civil Code § 1542.

7.5    Expenses. Except as otherwise provided in this Agreement or the Transfer Documents, each of Purchaser and Seller shall bear its own costs and expenses (including brokerage commissions, finders’ fees or similar compensation, and legal fees and expenses) incurred in connection with this Agreement, the Transfer Documents and the Transactions; provided, however, that Seller shall not pay any third-party costs and expenses of the Purchaser, including legal and accounting fees, incurred in connection with the Transactions, to the extent required to be paid, reimbursed or advanced pursuant to the Transfer Documents.

7.6    Notices. All notices, requests and other communications under this Agreement to a Party will be in writing and will be deemed given (a) on the Business Day sent, when delivered by hand or facsimile transmission (with confirmation) during normal business hours, (b) on the Business Day following the Business Day of sending, if delivered by nationally recognized overnight courier, or (c) on the third (3rd) Business Day following the Business Day of sending, if mailed by registered or certified mail return receipt requested, in each case to such Party at its address (or number) set forth below or such other address (or number) as the Party may specify by notice to the other Party.

If to Seller:

FTX Ventures Ltd. 2600 South Shore Blvd, Suite 300
League City, TX 77573
Attention: Kathryn Schultea
Email: kathyschultea@ftx.com

With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP 125 Broad Street
New York, NY 10004
Attention:	Audra D. Cohen
Rita-Anne O’Neill
Telephone:	(212) 558-3275
(310) 712-6698
Email:	cohena@sullcrom.com
oneillr@sullcrom.com

If to Purchaser:

Dave Inc.

1265 S. Cochran Ave.

Los Angeles, CA 90019

Attention: Jason Wilk

Email: jason@dave.com

With a copy (which shall not constitute notice) to:

Skadden Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attention: Yossi Vebman

Telephone: (212) 735-3719

Email: yossi.vebman@skadden.com

7.7    Specific Performance.

(a)    Each Party agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that damages at law may be an inadequate remedy for the breach of any of the covenants, promises and agreements contained in this Agreement. Accordingly, each Party will be entitled to injunctive relief to prevent any such breach, and to specifically enforce the terms and provisions of this Agreement without the necessity of posting bond or other security against it or proving damages, including specific performance of such covenants, promises or agreements (including to cause Purchaser to consummate the Transactions and to make the payments contemplated by this Agreement) or an Order enjoining a Party from any threatened, or from the continuation of any actual, breach of the covenants, promises or agreements contained in this Agreement. The rights set forth in this Section 7.7 will be in addition to any other rights which a Party may have at law or in equity pursuant to this Agreement.

(b)    Each Party agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by Purchaser or Seller, as applicable, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the respective covenants and obligations of Purchaser or Seller, as applicable, under this Agreement all in accordance with the terms of this Section 7.7.

7.8    Fiduciary Obligations. Nothing in this Agreement, or any document related to the Transactions, will require Seller or any of its directors, officers or stockholders, in each case, in their capacities as such, to take any action, or to refrain from taking any action, to the extent inconsistent with their fiduciary obligations. For the avoidance of doubt, until the Closing has occurred, Seller retains the right to pursue any transaction or restructuring strategy that, in Seller’s business judgment, will maximize the value of its estate.

7.9    Entire Understanding; No Third-Party Beneficiaries. This Agreement and the Transfer Documents together set forth the entire understanding of the Parties relating to the subject matter of this Agreement and supersede all contemporaneous understandings and prior agreements, written or oral, among the Parties with respect to the subject matter of this Agreement. In the event of any conflict between this Agreement and the Transfer Documents, the provisions of this Agreement shall prevail. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied on by any Party in entering into this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer on any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities.

7.10    Assignment. Neither this Agreement nor any of the rights, interests or obligations under it may be assigned by a Party (whether by operation of law or otherwise) without the prior written consent of the other Party, and any purported assignment in violation of this Section 7.10 will be void, except for the following assignments which shall not require any consent and will not be void: (a) assignment to an Affiliate of either Party (provided that such Party remains liable jointly and severally with its assignee Affiliate for the assigned obligations to the other Party) and (b) assignment by Seller to a succeeding entity following its emergence from the Bankruptcy Proceeding. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by each Party to this Agreement and its successors and permitted assigns.

7.11    Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original and all of which, when taken together, will constitute one Agreement.

7.12    Severability. If any of the provisions of this Agreement is found to be in violation of Law or unenforceable for any reason, then (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision, covenant or restriction to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction, and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

7.13    No Presumption. The Parties agree that this Agreement was negotiated fairly between them at arm’s length and that the final terms of this Agreement are the product of their negotiations. Each Party represents and warrants that it has sought and received experienced legal counsel of its own choosing with regard to the contents of this Agreement and the rights and obligations affected hereby. The Parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore should not be construed against a Party on the grounds that such Party drafted or was more responsible for drafting the provisions.

7.14    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)    This Agreement will be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware, and the obligations, rights and remedies of each Party shall be determined in accordance with such Laws.

(b)    Without limiting a Party’s right to appeal any Order of the Bankruptcy Court, (i) the Bankruptcy Court will retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any Claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the Note, and (ii) any and all proceedings related to the foregoing will be filed and maintained only in the Bankruptcy Court, and each Party hereby consents to and submits to the jurisdiction and venue of the Bankruptcy Court for such purposes and will receive notices at such locations as indicated in Section 7.6; provided, however, that if the Bankruptcy Proceeding has been closed pursuant to section 350 of the Bankruptcy Code, each Party agrees to unconditionally and irrevocably submit to the exclusive jurisdiction of the United States District Court for the District of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Action, in the Delaware Court of Chancery, for the resolution of any such claim or dispute. Each Party hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of venue of any such Action brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each Party agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(c)    Each Party consents to process being served by the other Party in any Action by delivery of a copy thereof in accordance with the provisions of Section 7.6; provided, however, that such service will not be effective until the actual receipt thereof by the Party being served.

(d)    Each Party waives any right to trial by jury in any Action regarding this Agreement or any provision hereof.

7.15    Damages. Neither Party shall have any liability under any provision of this Agreement for any punitive, incidental, consequential, special or indirect damages, including business interruption, loss of future revenue, profits or income, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement.

7.16    Interpretation. (a) As used in this Agreement, references to:

(i)    the words “hereby”, “hereof”, “herein”, “hereunder” or words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement;

(ii)    the Preamble, Recitals, Sections or Exhibits refer to the Preamble, a Recital or a Section of, or an Exhibit to this Agreement unless otherwise indicated;

(iii)    this Agreement refers to this Agreement and the Exhibits to it; and

(iv)    all references to “$”, “USD” and any currency amounts are in U.S. Dollars unless otherwise specified.

(b)    Wherever this Agreement requires a Party to take an action, the requirement constitutes an undertaking by the Party to cause its subsidiaries, and to use its commercially reasonable efforts to cause its other Affiliates, to take appropriate action in connection therewith.

(c)    Whenever the words “include”, “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require.

(d)    The various captions and headings contained in this Agreement are for reference purposes only and do not limit or otherwise affect any of the provisions of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties named below have caused this instrument to be duly executed, all as of the day and year first above written.

SELLER: FTX VENTURES LTD.

By:	/s/ John J. Ray III
	Name:	John J. Ray III
	Title:	Authorized Signatory

PURCHASER: DAVE INC.

By:	/s/ Jason Wilk
	Name:	Jason Wilk
	Title:	Chief Executive Officer

[Signature Page to Purchase and Sale Agreement]

EXHIBIT A

DEFINITIONS

As used in this Agreement, the following terms have the meanings specified in this Exhibit A.

“Action” means any litigation, action, suit, charge, binding arbitration, or other legal, administrative or judicial proceeding.

“Additional Payment Amount” means an amount in cash equal to (a) the Outstanding Principal Balance of the Note if the Note had remained outstanding and not been cancelled pursuant to this Agreement minus (b) the Closing Payment Amount.

“Affiliate” means, as to any Person, any other Person that directly or indirectly through one or more intermediaries controls, or is under common control with, or is controlled by, such Person.

“Aggregate Purchase Price” has the meaning set forth in Section 1.2.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Transaction” means the sale, transfer or other disposition of the Note in a transaction with a purchaser or transferee other than Purchaser and/or its Affiliates.

“Bankruptcy Code” has the meaning set forth in the Recitals.

“Bankruptcy Court” has the meaning set forth in the Recitals.

“Bankruptcy Proceeding” has the meaning set forth in the Recitals.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Local Rules of Bankruptcy Practice and Procedure of the Bankruptcy Court.

“Business Day” means any day other than a Saturday or Sunday or a day on which banks located in the city of New York are authorized or required by statute to close.

“Change of Control” means the occurrence of any of the following events: (i) there occurs a sale, transfer, conveyance or other disposition of all or substantially all of the consolidated assets of the Purchaser, (ii) a transaction or series of related transactions in which any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Purchaser having the right to vote for the election of members of the Purchaser’s board of directors, or (iii) the Purchaser consummates any merger, consolidation or similar transaction, unless the stockholders of the Purchaser immediately prior to the consummation of such transaction continue to hold (in substantially the same proportion as their ownership of the Purchaser immediately prior to the transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) more than 50% of all of voting power of the outstanding shares of 50% of the total voting power represented by the outstanding voting securities of the surviving or resulting entity in such transaction immediately following the consummation of such transaction. For the avoidance of doubt, the existing ownership structure as of the date of this Agreement shall not be deemed a “Change of Control.”

“Change of Control Effective Date” means the date of effectiveness of any Change of Control of the Purchaser for which definitive documentation was entered into by the parties to such Change of Control transaction during the Make-Whole Period.

“Claim” means any “claim” as defined in section 101(5) of the Bankruptcy Code, including any damages (whether direct, indirect, incidental or consequential), losses, liabilities, costs, penalties, demands, claims (whether under contract, tort, statute, in equity or otherwise), payments, causes of action, fines, fees, expenses, Taxes, charges, dues, assessments, deficiencies, obligations, encumbrances, judgments, defaults and settlements of any nature whatsoever, whether known or unknown, liquidated or unliquidated, suspected or unsuspected, fixed or contingent.

“Closing” has the meaning set forth in Section 1.3.

“Closing Date” has the meaning set forth in Section 1.3.

“Closing Payment Amount” has the meaning set forth in Section 1.2.

“Confidentiality Agreement” means Confidentiality Agreement, dated January 18, 2023, by and between FTX Trading Ltd., West Realm Shires Inc., Alameda Research LLC, Clifton Bay Investments LLC, Paper Bird Inc. and Dave Inc.

“Confidential Information” means any information related to the Transactions, Seller, Purchaser and any of their respective stakeholders or any of their contractual or commercial counterparties that is furnished by or on behalf of Seller or Purchaser or their respective representatives to the other Party or its representatives and that is non-public, confidential and/or proprietary in nature; provided that “Confidential Information” does not include any information that (a) was or becomes available to the receiving Party or any of its representatives on a non-confidential basis before disclosure to such Party by the other Party or its representatives or which such Party otherwise had the right to obtain from the other Party or its representatives without obligations of confidentiality, (b) is or has become generally available to or known by the public other than as a result of its disclosure by the receiving Party or its representatives in breach of this Agreement or any other obligation of confidentiality to the other Party, as applicable, (c) becomes available to the receiving Party or its representatives on a non-confidential basis from a source other than the other Party or its representatives who, to the receiving Party’s knowledge, is not bound by a confidentiality agreement with the other Party, (d) was independently developed by the receiving Party or its representatives without use of the Confidential Information, (e) was or is obtained from the disclosing Party or any other Person by the receiving Party or any of its representatives through a discovery process in any judicial or legal process or administrative proceeding or (f) has been approved for release on a non-confidential basis by written authorization by the disclosing Party.

“Debtor Affiliates” means the Debtors and their respective wholly owned subsidiaries.

“Debtors” has the meaning set forth in the Recitals.

“Final Order” means an Order (a) as to which no appeal, leave to appeal, notice of appeal, motion to amend or make additional findings of fact, motion to alter or amend judgment, motion for rehearing or motion for new trial has been timely filed (in cases in which there is a date by which such filing is required to occur), or, if any of the foregoing has been timely filed, it has been disposed of in a manner that upholds and affirms the subject Order in all material respects without the possibility for further appeal thereon, (b) in respect of which the time period for instituting or filing an appeal, leave to appeal, motion for rehearing or motion for new trial shall have expired (in cases in which such time period is capable of expiring), and (c) as to which no stay is in effect.

“Governmental Entity” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency, instrumentality, court or tribunal and, for purposes of this Agreement shall include the U.S. Securities and Exchange Commission and any state securities authority or other regulatory authority or organization having jurisdiction over the Debtors or the Purchaser.

“Law” or “Laws” means any law, statute, legislation, constitution, ordinance, principle of common law, resolution, treaty, convention, rule, regulation, ruling, directive, pronouncement, Order or other legal requirement enacted, issued, promulgated, enforced or entered by a Governmental Entity of competent jurisdiction.

“Lien” means any lien (statutory or otherwise), charge, pledge, mortgage, lease, easement, hypothecation, usufruct, deed of trust, security interest, option, right of use, first offer or first refusal, servitude, restrictive covenant or condition, encroachment, claim, interest, restriction or any other encumbrance of any kind.

“Make-Whole Period” means a period of one hundred eighty (180) days starting from January 4, 2024.

“Material Adverse Effect” means any change, development, circumstance, fact or effect that, individually or taken together with any other changes, developments, circumstances, facts or effects is, or would reasonably be expected to be, materially adverse to the financial condition, assets, liabilities, business operations or results of operations of the Purchaser and the consummation of the Transactions; provided, however, that none of the following, either alone or in combination, shall be deemed to constitute a Material Adverse Effect that is occurring, has occurred or would reasonably be expected to occur: (a) changes, developments, circumstances or facts in or with respect to the economy, credit, capital, securities, digital asset or financial markets or political, regulatory or business conditions in the geographic markets in which the Purchaser has operations or its products or services are sold, (b) changes, developments, circumstances, facts or effects generally affecting the industries, markets or geographical areas in which the Purchaser operates, (c) any change in the price or relative value of any digital currency or cryptocurrency, or any other blockchain-based tokens or assets, (d) any change in existence or legality of any digital currency or cryptocurrency, or any other blockchain-based token or asset, or any halt or suspension in trading of any such digital currency or cryptocurrency on any exchange, (e) changes, events and occurrences in the industries in which the Purchaser operates generally, (f) macroeconomic factors, interest rates, currency exchange rates, general financial market conditions, any change, development or effect resulting from acts of war (whether or not declared), sabotage, terrorism, military actions or the escalation of any of the foregoing, whether perpetrated or encouraged by a state or non-state actor or actors (other than cyberattacks), any weather or natural disaster, or any outbreak of illness or other public health event (or any measures taken in response thereto) or any other force majeure event (except to the extent causing any damage or destruction to or rendering unusable any material facility or property of the Purchaser), whether or not caused by any Person (other than the Purchaser or any of its Affiliates or representatives), (g) changes in law, generally accepted accounting principles or official interpretations of the foregoing, (h) compliance with this Agreement, including any effect on Seller resulting from failure to take any action to which Purchaser refused consent under this Agreement, (i) the Transactions or any announcement hereof or the identity of Purchaser, (j) the pendency of the Bankruptcy Proceeding and any action approved by, or motion made before, the Bankruptcy Court, or (k) matters known to or reasonably foreseeable by Purchaser, taking into account the financial condition, business and operations of Seller, the fact that Seller is involved in the Bankruptcy Proceeding and the circumstances giving rise to such Bankruptcy Proceeding; it being understood that the failure of the Purchaser to achieve internal or external financial forecasts or projections, by itself, will not constitute a Material Adverse Effect.

“Note” means the Convertible Note of Dave Inc. issued to FTX Ventures Ltd. on March, 21, 2022.

“Note Maturity Date” means March 21, 2026.

“Note Purchase Agreement” means the Convertible Note Purchase Agreement, dated as of March 21, 2022, by and between Dave Inc. and FTX Ventures Ltd.

“Order” means any order, writ, judgment, injunction, decree, rule, ruling, decision, directive, determination, quasi-judicial decision, or award made, issued or entered by or with any arbitor, mediator, or Governmental Entity, whether preliminary, interlocutory or final, including by the Bankruptcy Court in the Bankruptcy Proceeding.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Permitted Encumbrance” means a restriction on transfer arising solely under applicable federal and state securities Laws.

“Person” means any natural person and any corporation, company, partnership (general or limited), unincorporated association (whether or not having separate legal personality), trust or other entity.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Parties” means, collectively, (i) Purchaser, (ii) each of the current or former Affiliates of Purchaser, and (iii) each of the current or former officers, directors, employees, equityholders, partners, stockholders, members, direct and indirect owners, managers, advisors, predecessors, successors and assigns of any of the Persons described in clause (i) or clause (ii) of this definition, and each of the Affiliates of any of the Persons described in this clause (iii).

“Sale Hearing” has the meaning set forth in Section 4.1(a).

“Sale Order” means an order entered by the Bankruptcy Court or other court of competent jurisdiction that includes the provisions set forth in Exhibit B hereto, subject to (a) immaterial modifications or clarifications or (b) such other changes to which Purchaser consents (such consent not to be unreasonably withheld, conditioned or delayed).

“Sale Process Date” has the meaning set forth in Section 4.2.

“Seller” has the meaning set forth in the Preamble.

“Seller Parties” means, collectively, (i) Seller, (ii) each of the current or former Affiliates of Seller, and (iii) each of the current or former officers, directors, employees, equityholders, partners, stockholders, members, direct and indirect owners, managers, advisors, predecessors, successors and assigns of any of the Persons described in clause (i) or clause (ii) of this definition, and each of the Affiliates of any of the Persons described in this clause (iii).

“Taxes” means any tax or similar duty, fee, charge or assessment thereof imposed by a Governmental Entity, in each case in the nature of a tax, including any interest, penalties and additions imposed with respect to such amount.

“Termination Date” has the meaning set forth in Section 6.1(b).

“Transactions” means the transactions contemplated by this Agreement.

“Transfer Documents” means documents and instruments as may be reasonably requested by the Purchaser in order to consummate the transactions contemplated by this Agreement.

EXHIBIT B

FORM OF SALE ORDER

B-1

SCHEDULE A

Seller	Note	Counterparty	Related Documents
FTX Ventures Ltd.	3% Convertible Promissory Note of Dave Inc.	Dave Inc.	Convertible Note of Dave Inc. issued to FTX Ventures Ltd. on March 21, 2022. Convertible Note Purchase Agreement, dated as of March 21, 2022, by and between Dave Inc. and FTX Ventures Ltd.

[Schedule A]